                                                                    Exhibit 32.1

                        CERTIFICATIONS UNDER SECTION 906

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a)
and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of OptiCare Health Systems, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

     The Annual Report for the period ended December 31, 2003 (the "Form
10-K/A") of the Company fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

     Dated: March 30, 2005     /s/ Christopher J. Walls
                               -------------------------------------------------
                               Christopher J. Walls
                               Chief Executive Officer, President and General
                               Counsel (Principal Executive Officer)

     Dated: March 30, 2005     /s/ William A. Blaskiewicz
                               -------------------------------------------------
                               William A. Blaskiewicz
                               Vice President and Chief Financial Officer
                               (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the
Securities and Exchange Commission or its staff upon request.